Exhibit 99.1

PLX Technology to Acquire Teranetics,
the Leading Supplier of 10 Gigabit Ethernet Silicon

Teranetics Leadership in 10GBase-T PHY over Copper
Expands, Complements PLX’s Position in the Data Center

Sunnyvale, Calif. — September 23, 2010 — PLX Technology, Inc. [NASDAQ: PLXT], the leader in connectivity solutions for the data center and the home, today announced it has signed a definitive merger agreement to acquire all of the outstanding shares of capital stock of Teranetics, Inc., a privately held fabless provider of high-performance mixed-signal semiconductors.  Teranetics, the broadly recognized leader in 10 Gigabit Ethernet over copper physical layer (10GBase-T PHY) technology, delivered the industry’s first fully integrated single-chip implementation of single-port and dual-port 10GBase-T PHY silicon.  This silicon is the only known solution in production today.

Teranetics’ corporate headquarters are located in San Jose, California.  Founded in 2003, Teranetics provides state-of-the-art silicon solutions that enable 10 Gigabit rates over widely installed low-cost CAT6 and CAT6a cabling.  Teranetics’ products allow data centers and enterprise networks to increase scalability and improve throughput while dramatically lowering the cost of ownership for 10 Gigabit links.

Significant growth is expected over the coming years as 1 Gigabit Ethernet networks are upgraded to 10 Gigabit.  Market leaders of enterprise switches, NICs, and adapters are shipping products today with Teranetics’ 10GBase-T products.  As servers start to ship with 10GBase-T on motherboards next year, demand will accelerate.  The Linley Group estimates that over four million ports will ship in 2012 and over 22 million ports in 2014.  The total potential for this market is much greater and will take years to develop, similar to the transition from Fast Ethernet to 1 Gigabit Ethernet.  Today, 1 Gigabit Ethernet is dominant in the data center, with over 200 million switch ports shipping annually.

PCI Express and 10G Ethernet have their advantages and will continue to coexist as complementary technologies in the data center.  PLX will leverage its unique leadership position, technology and IP with these two dominant IOs to bring out new architectures for the data centers of tomorrow and to tap further into the $2 billion Ethernet semiconductor market.  These future solutions can take advantage of both technologies while leveraging the company’s

PLX Technology	870 W. Maude Ave.	Sunnyvale, CA 94085	www.plxtech.com

superior switching fabrics, high-speed analog, and SoC capabilities to increase performance, lower power consumption and reduce overall system costs.

“This acquisition installs a third leadership position into our product portfolio,” said Ralph Schmitt, president and CEO of PLX.  “As the market leader, Teranetics has successfully solved difficult system issues with 10 Gigabit Ethernet plaguing the data center.  This has allowed them to ramp their products at critical customers.  PLX is fully committed to this market and will continue to invest in future PHYs and other IP to bring high-performance system-level products to market.  We welcome our new team to the PLX family, where we will share our mutual core values of leadership, excellence, integrity and winning.”

Under the terms of the merger agreement, PLX Technology will acquire Teranetics in exchange for 7.4 million shares of PLX valued at approximately $27.6 million based on today’s closing price, cash of approximately $1.0 million and two promissory notes aggregating approximately $6.9 million.  The first note will be for $5.4 million due one year from closing and the second will be for approximately $1.5 million due three years from closing.  PLX will also assume or repay approximately $18 million of Teranetics corporate obligations, including indebtedness, transaction expenses incurred by Teranetics and cash bonuses payable to Teranetics employees.  The acquisition has been approved by both companies’ boards of directors.  The acquisition, which is subject to satisfaction of certain closing conditions, is anticipated to be completed in early October, 2010.  Prior to signing the merger agreement, PLX also made a $1 million bridge loan to Teranetics.

“By joining forces with PLX, an established leader in server and data center connectivity, Teranetics gets the framework essential to scaling our business and strengthening our ability to win,” said Nersi Nazari, president and CEO of Teranetics.  “With our combined portfolios of enterprise PCI Express switches and 10G Ethernet PHYs, and our common customer base, we envision the newly merged company dominating the backbone of the data center market.”

Conference Call
The management team will host a financial analyst and investor conference call on Friday, September 24, at 8:00 a.m. PDT.  The call can be accessed live at 719-457-2634.  A slide presentation will accompany the conference call.  To view the slides, please visit the PLX Investor Website at http://www.plxtech.com/investors/news_events.  A replay of the conference call will be available on the PLX Investor Website beginning September 24, at 11:00 a.m. PDT and ending October 1, at 11:00 a.m. PDT.  The replay dial-in number is 719-457-0820; Passcode: 5708949.

About PLX

PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets. The Company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

About Teranetics

Teranetics is a leading provider of silicon solutions that enable significantly higher data rates over structured copper cabling than are currently available in today’s Ethernet network environments. Led by a team with exceptional expertise and experience in the development and application of mixed-signal semiconductor solutions and digital communication technologies, Teranetics is the first company to ship a production-ready 10GBase-T semiconductor designed for next generation network applications. Teranetics is backed by a strong consortium of venture investors with in-depth experience and success in the semiconductor and data networking markets. For more information, please visit www.teranetics.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the future synergies between PLX and Teranetics, the creation of products that combine the intellectual property and industry knowledge of Teranetics and PLX, the convergence of PLX’s business and Teranetics’ business, and the anticipated closing date of the acquisition. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as unanticipated changes in technology trends, difficulties in integrating Teranetics business with PLX’s business, unanticipated delays in closing the acquisition, the inability of either PLX or Teranetics to consummate the transaction, reduced demand for products of electronic equipment manufacturers that include PLX’s or Teranetics products, adverse economic conditions in general or those specifically affecting PLX’s or Teranetics’ markets, technical difficulties and delays in the development process.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX Technology and the PLX Technology logo are registered trademarks of PLX Technology, Inc. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies. Other names and brands may be claimed as the property of others.

Editorial contact:	Company contact:
Jerry Steach	Arthur Whipple, CFO
CommonGround Communications (for PLX)	PLX Technology
415-222-9996	408-774-9060
jsteach@plxtech.com	investor-relations@plxtech.com